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                                                EXHIBIT 23.2




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Philip L. Carter Non-Qualified Stock Option Agreement dated June 17, 1998 of our report dated March 11, 1998 (except for the second paragraph of Note 12, as to which the date is April 9, 1998), with respect to the 1997 consolidated financial statements and schedule of Apria Healthcare Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   Orange County, California
                                   October 15, 1999